Exhibit 2

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT
CONSTITUÉE EN VERTU DE LA LOI CANADIENNE SUR LES SOCIÉTÉS PAR ACTIONS

Until the Separation Time (as defined in the Rights Agreement referred to below), the certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement, dated as of August 3, 2004 (the "Rights Agreement"), between the Corporation and Computershare Trust Company of Canada, as rights agent, as the same may be amended or supplemented from time to time in accordance with the terms thereof, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, whether currently held by or on behalf of such Person or any subsequent holder) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

 Jusqu'à l'heure de séparation (définie dans la convention visant les Droits mentionnée ci-dessous), le présent certificat atteste égalément que son porteur jouit de certains Droits stipulés dans une convention visant un régime de droits de souscription des actionnaires intervenue en date du 3 août 2004 ("convention visant les Droits") entre la Société et Société de fiducie Computershare du Canada, á titre d'agent des Droits en sa version pouvant être modifiée ou complétée de temps à autre conformément aux modalités des présentes, convention dont les conditions sont intégrées dans les présentes par renvoi et dont une copie se trouve dans les dossiers tenus au siège social de la Société. Dans certaines circonstances stipulées dans la convention visant les Droits, ces Droits peuvent être modifiés ou rachetés ou peuvent expirer ou devenir nuls (si, dans certains cas, ils sont "détenus a titre de véritable propriétaire" par une "personne faisant une acquisition", selon la définition de ces termes dans la convention visant les Droits, qu'ils soient détenus actuellement par cette personne ou un porteur antérieur ou pour le compte de ceux-ci). Les Droits peuvent aussi être attestés par des certificats distincts et peuvent ne plus être attestés par le présent certificat. La Société postera ou fera poster sans frais une copie de la convention visant les Droits au porteur du présent certificat dès que possible après la réception d'une demande écrite à cet effet.

Number Numéro					Shares Actions

THIS CERTIFIES THAT LES PRÉSENTES ATTESTENT QUE	SPECIMEN				CUSIP 375916 10 3
is the registered holder of est le porteur inscrit de	*** ZERO ***				ISIN CA 3759161035
SEE REVERSE FOR CERTAIN DEFINITIONS VOIR VERSO POUR CERTAINES DÉFINITIONS

COMMON SHARES OF THE SHARE CAPITAL OF			ACTIONS ORDINAIRES DU CAPITAL SOCIAL DE
GILDAN ACTIVEWEAR INC.			VÊTEMENTS DE SPORT GILDAN INC.

transferable on the books of the Company only upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Company.

transférables dans les registres de la Société sur remise de ce certifîcat endossé en bonne et due forme.

Ce certificat n'est valide que s'il a été contresigné par l'agent de transfert et agent comptable des registres de la Société.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.			EN FOI DE QUOI la Société a fait signer le présent certifîcat en son nom au moyen des fac-similés de signature de ses dirigeants dûment autorisés.
Dated: [date]
Le: [date]

Robert M. Baylis CHAIRMAN OF THE BOARD LE PRÉSIDENT DU CONSEIL	Glenn J. Chamandy PRESIDENT AND CHIEF EXECUTIVE OFFICER LE PRÉSIDENT ET CHEF DE LA DIRECTION	By: Par:

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE TRUST COMPANY, INC.
SOCIÉTÉ DE FIDUCIE COMPUTERSHARE INC.
CO-TRANSFER AGENT AND CO-REGISTRAR
CO-AGENT DES TRANSFERTS ET CO-AGENT CHARGE DE LA TENUE DES REGISTRES

By: Par:
COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE TRUST COMPANY OF CANADA
SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

			Authorized Officer – Représentant autorisé		Authorized Officer – Représentant autorisé

The shares represented by this certificate are transferable at he offices of Computershare Trust Company of Canada in Montreal, QC and Toronto, ON,
or at the offices of Computershare Trust Company, Inc. in New York, NY.
Les actions représentées par ce certificat peuvent être transférées aux bureaux de Société de fiducie Computershare du Canada à Montréal, QC et Toronto, ON et Computershare Trust Company, Inc. à New York, NY.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Les actions représentées par ce certificat sont assorties de droits, privilèges, restrictions et conditions et la Société fournira à tout actionnaire, sur demande et sans frais, une copie du texte intégral a) des droits, privilèges, restrictions et conditions rattachés à chaque catégorie d'actions dont l'émission est autorisée et à chaque série, dans la mesure fixée par les administrateurs; et b) de l'autorisation donnée aux administrateurs de fixer les droits, privilèges, restrictions et conditions des séries ultérieures.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM                                       – as tenants in common
TEN ENT                                        – as tenants by the entireties
JT TEN                                          – as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF       – (Name) as Custodian for (Name) under the
GIFT MIN ACT (State)                   (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

Les abréviations suivantes doivent être interprétées comme si les expressions correspondantes étaient écrites en toutes lettres :

TEN COM                                      – à titre de propriétaires en commun
TEN ENT                                       – à titre de tenants unitaires
JT TEN                                            – à titre de copropriétaires avec gain de survie et non à titre de propriétaires en commun
(Nom) CUST (Nom) UNIF        – (Nom) à titre de dépositaire pour (Nom) en vertu de la Uniform Gifts to
GIFT MIN ACT (État)                  Minors Act de (État)

Des abréviations autres que celles qui sont données ci-dessus peuvent aussi être utilisées.

* Please insert Social Insurance, Tax Identification, or other identifying number of transferee.	* Veuillez inscrire le numéro d'assurance sociale, le numéro d'identification aux fins de l'impôt ou tout autre numéro permettant d'identifier le cessionnaire.
For value received the undersigned hereby sells, assigns and transfers unto	Pour valeur reçue, le soussigné vend, cède et transfère par les présentes à

Insert name and address of transferee	Insérer le nom et l'adresse du cessionnaire

shares represented by this certificate and does hereby irrevocably constitute and appoint	actions représentées par le présent certificat et nomme irrévocablement

the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.	le fondé de pouvoir du soussigné chargé d'inscrire le transfert desdites actions aux registres de la Société, avec plein pouvoir de substitution à cet égard.
LE: DATED:
Signature of Shareholder / Signature de l'actionnaire	Signature of Guarantor / Signature du garant

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank, a major trust company in Canada or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare’s Privacy Notice: In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

Garantie de signature : La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun changement, et doit être garantie par une banque à charte canadienne de l'Annexe 1, une grande société de fiducie au Canada ou un membre d'un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP). Le garant doit apposer un timbre portant la mention « Signature Guaranteed ».

Aux États-Unis, seuls les membres d'un « Medallion Signature Guarantee Program » peuvent garantir une signature.

Les garanties de signature ne peuvent pas être faites par des caisses d'épargne (« Treasury Branches »), des caisses de crédit (« Credit Unions ») ou des Caisses Populaires, à moins qu'elles ne soient membres du programme de garantie de signature Medallion STAMP.

Avis de confidentialité de Computershare : Lorsque Computershare fournit des services, à vous ainsi qu'à ses sociétés clientes, elle reçoit des renseignements personnels non publics à votre sujet - votre nom, votre adresse, votre numéro d'assurance sociale, les titres que vous détenez, les opérations que vous avez effectuées, etc. Nous utilisons ces renseignements afin d'administrer votre compte, pour mieux répondre à vos besoins et à ceux de nos clients ainsi qu'à d'autres fins légales. Nous avons établi un Code de confidentialité, qui contient de plus amples renseignements sur nos pratiques à l'égard des renseignements et sur la façon dont nous assurons la protection de vos renseignements personnels. Vous le trouverez sur notre site Web, computershare.com; vous pouvez également vous en procurer un exemplaire en nous en faisant la demande par écrit, au 100 University Avenue, Toronto (Ontario) M5J 2Y1. *Vous êtes tenu de nous fournir votre NAS si vous devez recevoir un revenu de ces titres. Nous utiliserons ce numéro aux fins de l'impôt. Computershare peut également vous demander votre NAS comme mesure de sécurité et d'identification lorsque vous nous demandez de gérer votre compte, par téléphone ou par écrit; vous pouvez cependant refuser de le faire.